SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   ADAGE, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                                   ADAGE, INC.
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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    22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

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
                                  ADAGE, INC.

                              400 WILLOWBROOK LANE
                        WEST CHESTER, PENNSYLVANIA 19382

           ---------------------------------------------------------

                 NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS

           ---------------------------------------------------------

     The Annual Meeting of Shareholders (the 'Meeting') of Adage, Inc., a Pennsylvania corporation (the 'Company'), will be held on Wednesday, December 11, 1996 at 9:00 a.m., local time, at The Holiday Inn West Chester, Route 202, West Chester, Pennsylvania, for the following purposes:

          1. To elect eight (8) directors to hold office until the Annual Meeting of Shareholders in 1997 and until their respective successors are duly elected and qualified;

          2. To consider a proposal to approve the Company's 1996 Stock Option Plan For Non-Employee Directors; and

          3. To transact such other business as may properly come before the Meeting and any and all adjournments and postponements thereof.

     The Board of Directors has fixed the close of business on October 31, 1996 as the record date for the Meeting. Only shareholders of record at that time are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Meeting.

     The Board of Directors urges you to date, sign and return the enclosed proxy promptly. The return of the enclosed proxy will not affect your right to vote in person if you do attend the Meeting.

                                          By Order of the Board of Directors,

                                          Robert T. Holland
                                            Secretary

November 6, 1996

                                  ADAGE, INC.

                              400 WILLOWBROOK LANE
                        WEST CHESTER, PENNSYLVANIA 19382

                         ------------------------------

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                               DECEMBER 11, 1996

                         ------------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Adage, Inc., a Pennsylvania corporation (the 'Company'), for use at the Company's Annual Meeting of Shareholders (the 'Meeting') which is scheduled to be held at 9:00 a.m., local time, on Wednesday, December 11, 1996 at The Holiday Inn West Chester, Route 202, West Chester, Pennsylvania for the purposes set forth in the foregoing notice of the Meeting. This Proxy Statement, the foregoing notice and the enclosed proxy are being sent to shareholders on or about November 6, 1996.

     The Board of Directors knows of no matter which is likely to be brought before the Meeting, other than the matters specifically referred to in the foregoing notice of the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, executed proxies will be voted 'FOR' the eight (8) nominees of the Board of Directors in the election of directors and 'FOR' approval of the Company's 1996 Stock Option Plan For Non-Employee Directors.

     Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing and by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

                    VOTING SECURITIES AND SECURITY OWNERSHIP

VOTING SECURITIES

     At the close of business on October 31, 1996, the record date fixed for the determination of shareholders entitled to notice of and to vote at the Meeting, there were outstanding 5,129,175 shares of the Company's Common Stock, $.60 par value per share (the 'Common Stock'). Each shareholder of record at the close of business on October 31, 1996 is entitled to one vote for each share held. The presence at the Meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast will constitute a quorum for the Meeting. In the event that the Meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, those shareholders entitled to vote who attend the adjourned Meeting, although less than a quorum as described in the preceding sentence, shall constitute a quorum for the purpose of acting upon any matter set forth in the foregoing notice.

     In the election of directors, the eight (8) nominees receiving a plurality of the votes cast at the Meeting shall be elected. Approval of all other matters to be submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the Meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast 'FOR' or 'AGAINST' are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The table below sets forth certain information as of September 30, 1996 regarding the beneficial ownership, as defined in regulations of the Securities and Exchange Commission, of Common Stock of (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee for director of the Company, (iii) the Company's President and the Company's other executive officer whose salary and bonus compensation exceeded $100,000 during 1995, and (iv) all directors and executive officers as a group. Unless otherwise specified, the named beneficial owner has sole voting and investment power. The information in the table below was furnished by the persons listed.


                                                               AMOUNT
                                                            BENEFICIALLY                   PERCENT
               NAME OF BENEFICIAL OWNER                        OWNED                      OF CLASS
               ------------------------                  -----------------               -----------
Donald F.U. Goebert....................................        1,605,734(1)(2)                  31.8%
  400 Willowbrook Lane
  West Chester, PA 19382
Robert T. Holland......................................          114,837(2)(3)                   2.6%
Ralph R. Whitney, Jr...................................           46,187(4)                        *
Buck Scott.............................................            8,000                           *
James C. Gale..........................................            3,124(5)                        *
Joel A. Schleicher.....................................            2,082(5)                        *
George N. Benjamin, III................................              880(6)                        *
Robert L. MacDonald....................................                0                           *
All executive officers and directors as a group (8
  persons).............................................        1,756,689(1)(2)(3)(4)(5)(6)      35.2%

------------------
* Less than 1%.

(1) Includes 188,971 shares owned by Investors Insurance Group, Inc., a subsidiary of a company controlled by Mr. Goebert; 85,942 shares owned by Chester County Fund, Inc., the majority shareholder of which is Mr. Goebert; and 60,000 shares owned by a partnership controlled by Mr. Goebert. Also includes 62,500 shares subject to immediately exercisable options or options exercisable within 60 days and 11,840 shares held in trust for Mr. Goebert's children.

(2) Includes 23,366 shares held in a custodial account for the Adage, Inc. Employee Stock Purchase Program, of which Messrs. Goebert and Holland are Custodians (approximately 3,780 shares held in the custodial account are owned by Mr. Holland), and 789 shares held in a Trust under the Adage, Inc. 401(k) Retirement-Investment Plan, of which Messrs. Goebert and Holland are the Trustees.

(3) Includes 56,250 shares subject to immediately exercisable options or options exercisable within 60 days.

(4) Includes 4,166 shares subject to immediately exercisable options or options exercisable within 60 days.

(5) Represents shares subject to immediately exercisable options or options exercisable within 60 days.

(6) Includes 780 shares subject to immediately exercisable options or options exercisable within 60 days.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during each of the last three years to the Company's President and to the Company's other executive officer whose salary and bonus compensation exceeded $100,000 during 1995.

                                                                                           LONG-TERM COMPENSATION
                                                                                         --------------------------
                                                                                                   AWARDS
                                                           ANNUAL COMPENSATION           --------------------------
                                                  -------------------------------------  NUMBER OF
                                                                          OTHER ANNUAL   SECURITIES     ALL OTHER
                                                    SALARY       BONUS    COMPENSATION   UNDERLYING   COMPENSATION
     NAME AND PRINCIPAL POSITION         YEAR         ($)         ($)        ($)(1)      OPTIONS(#)        ($)
-------------------------------------  ---------  -----------  ---------  -------------  -----------  -------------
Donald F.U. Goebert..................       1995     $150,000     $   --         $  --           --           $ --
President                                   1994      150,000         --            --           --             --
                                            1993      150,000         --            --      100,000             --
Robert T. Holland....................       1995     $192,600     $5,000         $  --           --           $ --
Chief Financial Officer                     1994      192,600         --            --           --             --
                                            1993      192,600         --            --       50,000             --

------------------
(1) None of the named executive officers received any other annual compensation not categorized as salary or bonus except for perquisites and other personal benefits which in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such named executive officer.

STOCK OPTION GRANTS

     The Company did not grant any stock options during 1995, pursuant to the Company's 1988 Stock Plan or otherwise, to the Company's President and the Company's other executive officer whose salary and bonus compensation exceeded $100,000 during 1995. The Company does not currently have (and has not previously had) any plan pursuant to which any stock appreciation rights ('SARs') may be granted.

STOCK OPTION EXERCISES AND HOLDINGS

     The following table sets forth information relating to options exercised during 1995 by the Company's President and the Company's other executive officer whose salary and bonus compensation exceeded $100,000 during 1995, and the number and value of options held on December 31, 1995 by such individuals. The Company does not currently have (and has not previously had) any plan pursuant to which any SARs may be granted.

   AGGREGATED OPTION EXERCISES IN 1995 AND OPTION VALUES AT DECEMBER 31, 1995


                                                                       NUMBER OF SECURITIES
                                                                      UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                      SHARES                         OPTIONS AT DEC. 31, 1995       IN-THE-MONEY OPTIONS AT
                                     ACQUIRED                                  (#)                    DEC. 31, 1995 ($)(1)
                                        ON              VALUE       --------------------------  --------------------------------
              NAME                 EXERCISE (#)     REALIZED ($)    EXERCISABLE  UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
--------------------------------  ---------------  ---------------  -----------  -------------  -------------  -----------------
Donald F.U. Goebert.............         0         $      0         37,500           62,500      $       0       $       0

Robert T. Holland...............         0                0         44,350           30,650              0               0

------------------

(1) Total value of unexercised options is based upon the difference between the last sales price of the Company's Common Stock on the Nasdaq National Market on December 31, 1995 and the exercise price of the options, multiplied by the number of option shares. Since the price of the Company's Common Stock on December 31, 1995 was below the exercise price of such options, the unexercised options had no value at such date.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company's compensation program for Mr. Donald F.U. Goebert, the Company's Chairman and President, and Mr. Robert T. Holland, Vice President and Secretary, as well as for its other executive officers, is administered by the Compensation Committee of the Board of Directors. The Committee has delegated to Mr. Goebert responsibility for making recommendations to the Committee with respect to compensation for the Company's non-executive officers. The Compensation Committee consists of three outside directors, James C. Gale, Chairman, Joel A. Schleicher and George N. Benjamin, III, none of whom has ever been an employee of the Corporation or any of its subsidiaries.

     The Company's officer compensation is composed of base salary, incentive compensation in the form of an annual cash bonus and discretionary long-term incentive compensation in the form of stock options. Each officer is also a participant in medical, life insurance, non-contributory 401(k) and other plans which are generally made available to employees of the Company or of the business units managed by such officer.

     Through the use of data on companies within the industry in which the Company is engaged and which are comparable in size, location and financial performance and its evaluation of officer performance, the Compensation Committee's objective is to recommend to the Board of Directors base salary and incentive compensation at levels designed to achieve the Company's objective of attracting, retaining, motivating, and rewarding talented executives. The Committee believes that a significant portion of the compensation of senior executives should be based upon the degree of the Company's financial success. In this fashion, the Company's officers are rewarded on the same basis as the Company's shareholders. In 1993, for example, the Committee granted options to Messrs. Goebert and Holland to purchase 100,000 shares and 50,000 shares, respectively, of the Company's Common Stock. No further grants to Messrs. Goebert and Holland have been made to date. In light of the foregoing grants, the Committee determined in 1995 to maintain the 1994 level of base salary compensation for Messrs. Goebert and Holland and, consistent with its performance based approach, implemented a bonus plan, effective for fiscal year 1996, pursuant to which Messrs. Goebert and Holland are entitled to a yearly bonus equal to, in the aggregate, 5% of the Company's annual pre-tax income in excess of $1.0 million. It is the continuing philosophy of the Compensation Committee to include corporate goals, stock price, and financial results measured by return on shareholder equity as determinants of total executive compensation.

     Recent amendments to the Internal Revenue Code provide that publicly-held corporations may not deduct, for federal income tax purposes, non-performance based compensation for its chief executive officer and certain other executive officers to the extent that such compensation exceeds $1,000,000 for the executive. The Compensation Committee intends to take such actions as are appropriate to qualify compensation paid to executives for deductibility under these recent amendments. In this regard, base salary and bonus levels are expected to remain well below the $1,000,000 limitation in the foreseeable future. Options granted under the Company's 1988 Stock Plan are designed to constitute performance-based compensation, which would not be included in calculating compensation for purposes of the $1,000,000 limitation.

                     MEMBERS OF THE COMPENSATION COMMITTEE

James C. Gale, Chairman        George N. Benjamin, III        Joel A. Schleicher

                            STOCK PERFORMANCE GRAPH

     The graph below compares the five-year cumulative total shareholder return on the Company's Common Stock with the five-year cumulative total return of the Nasdaq Stock Index, U.S. ('Nasdaq') and the Nasdaq non-financial stocks index ('Composite').

                                   [GRAPHIC]


   In the printed document, there is a line chart representing the following:


                             Annual Returns Endings
                                  December 31,


                   NASDAQ         COMPOSITE      ADAGE, INC
1990               100               100           100
1991               160.6             161           127.8
1992               186.9             176.1         113.9
1993               214.5             203.3         127.8
1994               209.7             194.8         108.3
1995               296.3             269.9          94.4

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

     At the Meeting, the shareholders will elect eight (8) directors to hold office until the Annual Meeting of Shareholders in 1997 and until their respective successors are duly elected and qualified. Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted 'FOR' the election of the following nominees: Donald F.U. Goebert; Buck Scott; Robert L. MacDonald; Ralph R. Whitney, Jr.; Robert T. Holland; James C. Gale; Joel A. Schleicher; and George N. Benjamin, III. All of the nominees are presently members of the Board of Directors of the Company.

     The Board of Directors believes that the nominees will be able to serve as directors. If any nominee is unable to serve, the person's name in the enclosed proxy will vote the shares they represent for the election of such other person as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

     Set forth below is certain information concerning the nominees for election as directors:

                                                     PRINCIPAL OCCUPATION
              NAME                    AGE           DURING PAST FIVE YEARS                DIRECTORSHIPS
--------------------------------      ---      --------------------------------  --------------------------------
Donald F.U. Goebert                    60      Chairman of the Board of          Progress Financial Corporation;
                                               Directors of Company and its      Investors Insurance Group, Inc.
                                               predecessor since March 1968;
                                               President of the Company's
                                               predecessor from March 1968 to
                                               October 1988 and President of
                                               Company since April, 1993
Buck Scott                             67      Private investor since January
                                               1995; President of Electrical
                                               Energy Enterprises, Inc. from
                                               1991 through 1994. Director of
                                               Company since 1980 (including
                                               its predecessor).
Robert L. MacDonald                    66      Retired, Director of Financial
                                               Aid Wharton Graduate Division
                                               and Lecturer in Management,
                                               Wharton School, University of
                                               Pennsylvania 1953 to 1993.
                                               Director of Company since
                                               February, 1991.
Ralph R. Whitney, Jr.                  61      Principal of Hammond Kennedy      IFR Systems, Inc.; Excel
                                               Whitney & Co., Inc., a private    Industries, Inc.; Baldwin
                                               investment banking firm with      Technology Corporation; and
                                               offices at 230 Park Avenue, New   Control Devices, Inc.
                                               York, New York. Director of
                                               Company since January 1992.


                                        7

                                                     PRINCIPAL OCCUPATION
              NAME                    AGE           DURING PAST FIVE YEARS                DIRECTORSHIPS
--------------------------------      ---      --------------------------------  --------------------------------
Robert T. Holland                      47      Vice President, Secretary and
                                               Chief Financial Officer of
                                               Company since July 1989 and
                                               President of a principal
                                               subsidiary of the Company since
                                               March 1993. Director of Company
                                               since January 1992.
James C. Gale                          46      Managing Director of Gruntal &    Latshaw Enterprises, Inc.
                                               Co., Inc. from 1989 to present.
                                               Director of Company since
                                               October 1993.
Joel A. Schleicher                     44      President and CEO of Pro
                                               Communications, Inc. since June
                                               1996; Private investor from
                                               January 1995 through June 1996;
                                               Chief Operating Officer of
                                               Nextel Communications, Inc.
                                               prior to January 1995. Director
                                               of Company since October 1994.
George N. Benjamin, III                59      Partner in Trig Systems, LLC;
                                               President and CEO of
                                               Tie/Communications, Inc. from
                                               April 1992 to November 1995;
                                               Group Vice President of The
                                               Marmon Group, Inc. prior to
                                               April 1992; Director since
                                               March 1996.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has a Compensation Committee and an Audit Committee. The Company does not have an Executive Committee or Nominating Committee.

     Messrs. Gale, Schleicher and Benjamin serve as members of the Compensation Committee, which held two meetings during 1995. The Compensation Committee's functions include primarily compensation review for the principal executive officers of the Company.

     Messrs. Scott, MacDonald, Whitney, Gale and Schleicher serve as members of the Audit Committee, which held one meeting during 1995. The Audit Committee meets with the Company's independent public accountants, counsel and management to discuss the scope and results of the annual audit, internal accounting procedures and certain other questions of accounting policy.

     The Board of Directors held six meetings in 1995. No member of the Board of Directors attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which such director served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     James C. Gale, a director of the Company and member of the Compensation Committee, is a Managing Director of Gruntal & Co., an investment banking firm that provided, in 1995, investment banking services to the Company.

COMPENSATION OF DIRECTORS

     The Company currently pays to each of its non-employee directors, on a quarterly basis, $1,500 per quarter for serving on the Board of Directors (the 'Director Quarterly Fee'). In addition, each non-employee director receives $1,000 for attendance at each board meeting and $500 for attendance at each meeting of any committee of the Board of Directors which is not held in conjunction with a meeting of the Board of Directors. The Board of Directors of the Company, subject to approval of the shareholders at this Meeting, has approved a modification to the compensation policy with respect to non-employee directors to grant stock options in lieu of the Director Quarterly Fee. Pursuant to the terms of the Company's 1996 Stock Option Plan For Non-Employee Directors (the '1996 Director Plan'), if approved by shareholders at this Meeting, each non-employee director will be granted on the date of each annual meeting of shareholders at which such person is elected or reelected, as the case may be, to the Board of Directors (beginning in 1997), an option to purchase 5,000 shares of Common Stock. Such options become exercisable eleven months from the date of grant at an exercise price equal to the fair market value of the Common Stock on the date of grant. See 'Proposal to Approve the Company's 1996 Stock Option Plan For Non-Employee Directors.'

                              CERTAIN TRANSACTIONS

     The Company leases its headquarters and a manufacturing facility from entities owned principally by Mr. Goebert and also by Messrs. Holland and Scott. Rentals under these leases were $187,000 for the year ending December 31, 1995. In addition, a subsidiary of the Company manages rental properties owned by the aforementioned entities for fees related to a percentage of gross rents plus a percentage of new leases signed. Property management fees received by the Company during 1995 from related parties was $124,000.

     In general, the Company believes that the terms of the transactions described in this section are at least as favorable as those that might have been obtained from unaffiliated third parties.

                       PROPOSAL TO APPROVE THE COMPANY'S
               1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     The Company's Board of Directors has adopted, subject to the approval of the Company's shareholders, the Adage, Inc. 1996 Stock Option Plan For Non-Employee Directors (the '1996 Director Plan'). The 1996 Director Plan is designed to assist the Company in attracting, retaining and compensating highly qualified individuals who are not employees of the Company for service as members of the Board and to provide them with a proprietary interest in the Company's Common Stock. The Board believes the 1996 Director Plan will be beneficial to the Company and its shareholders by allowing non-employee directors to have a personal financial stake in the Company, in addition to underscoring their common interest with shareholders in increasing the value of the Common Stock over the long term. If the 1996 Director Plan is approved, the Adage, Inc. 1988 Non-Employee Director Stock Option Plan (the '1988 Director Plan'), pursuant to which non-employee directors are granted, only upon election to the board, an option to purchase 4,166 shares of Common Stock, will be terminated and no further grants will be made thereunder. As of October 31, 1996, options to purchase 16,664 shares of Common Stock were granted under the 1988 Director Plan and remain outstanding.

     The material features of the 1996 Director Plan are as follows:

          OPTION GRANTS. The 1996 Director Plan provides for annual grants of a stock option to purchase 5,000 shares of Common Stock beginning with the Company's 1997 Annual Shareholders' Meeting, to each person who is a Non-Employee Director (as defined below) on the day following the Company's annual meeting of shareholders, and who has been a Non-Employee Director for at least three months prior to such grant date. In the event the Company does not hold its annual meeting of shareholders by June 30 in any year, the grant for such year shall be made on June 30 of such year.

          NUMBER OF SHARES. The aggregate maximum number of shares that may be issued under the 1996 Director Plan is 200,000, subject to adjustment upon the occurrence of a stock dividend, stock split, recapitalization or certain other capital adjustments. Shares subject to options that terminate unexercised will be available for future option grants under the 1996 Director Plan. The closing price for a share of Common Stock on October 31, 1996 was $3.75 as reported by the Nasdaq National Market.

          EXERCISE PRICE. The exercise price for options granted under the 1996 Director Plan will be the fair market value of a share of Common Stock on the date of grant, which generally will be the last reported sale price thereof on such date.

          ELIGIBILITY. The 1996 Director Plan is available to 'Non-Employee Directors,' who are defined as members of the Board of Directors who are not, and have not been for a period of three months prior to the date of grant thereunder, employees of the Company or any of its subsidiaries.

          VESTING. Except as described below, each option granted under the 1996 Director Plan shall vest and become exercisable eleven months after the date of grant. Upon termination of service of a Non-Employee Director as a member of the Board by reason of death, disability, resignation after reaching age 65 or removal from the Board without cause, all outstanding options under the 1996 Director Plan granted to such Non-Employee Director as of the termination of service shall vest and become exercisable. In the event of a Change of Control, all options then outstanding under the 1996 Director Plan shall vest and become exercisable.

          A 'Change of Control' shall be deemed to have occurred upon the earliest to occur of the following events: (a) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated; (b) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company; (c) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) and the shareholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation other than, in either case, a merger or consolidation of the Company in which holders of shares of Common Stock immediately prior to the merger or consolidation will have at least a majority of the voting power of the surviving corporation's voting securities immediately after the merger or consolidation, which voting securities are to be held in the same proportion as such holders' ownership of Common Stock immediately before the merger or consolidation; (d) the date any entity, person or group, within the meaning of Section 13(d)(3) or
     Section 14(d)(2) of the Exchange Act (other than (i) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (ii) any other person who, as of January 1, 1996, shall have been the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 25% of outstanding shares of Common Stock), shall have become the beneficial owner of, or shall have obtained voting control over, more than 25% of the outstanding shares of Common Stock; or (e) the first day after the date the 1996 Director Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two years, unless the nomination for election of each new director who was not a director at the beginning of such two year period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

          ADMINISTRATION. The 1996 Director Plan will be administered by either the Board of Directors or a committee (in either case, the 'Committee') appointed by the Board and consisting of at least two or more Non-Employee Directors (as such term is defined under Rule 16b-3 promulgated under the Exchange Act). The Committee will be authorized to interpret the 1996 Director Plan, establish and amend rules relating to the 1996 Director Plan and make other determinations necessary or advisable for the administration of the 1996 Director Plan. Except as otherwise required by applicable law, Rule 16b-3 or Nasdaq or the national securities exchange on which the Common Stock is then included or listed, as the case may be, the Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable. No amendment to the Plan shall adversely affect any outstanding Option, however, without the consent of the Optionee.

          TERMINATION OF OPTIONS.  Options shall terminate on the earliest of
     (a) the expiration of five years from the date of grant, (b) three months from the date the optionee's service as a member of the Board of Directors ceases for any reason other than death, disability, voluntary resignation after age 65 or removal from the Board without cause, (c) expiration of one year from the date of termination of service on the Board by reason of death, disability, voluntary resignation after reaching age 65 or removal from the Board without cause, and (d) the date of removal from the Board with cause.

          TERM OF THE 1996 DIRECTOR PLAN. No options may be granted under the 1996 Director Plan after October 27, 2006.

          CERTAIN FEDERAL INCOME TAX CONSIDERATIONS. The options granted under the 1996 Director Plan will be non-statutory options not intended to qualify under Section 422 of the Internal Revenue code. The grant of options will not result in taxable income to the director or a tax deduction for the Company. A director will recognize ordinary income in the year in which the option is exercised, in an amount equal to the excess of the fair market value of the shares over the exercise price of the option, and the Company will be allowed a deduction in that amount. Upon disposition of the shares, a director will recognize long-term or short-term capital gain or loss, depending upon the length of time the shares were held prior to disposition, equal to the difference between the amount realized on disposition and the basis in the shares (which basis ordinarily is the fair market value of the shares on the date the option was exercised).

          FORMULA PLAN BENEFITS. The following table summarizes the options to be granted under the 1996 Director Plan on an annual basis to the Non-Employee Directors as a group.

                                                               NUMBER OF SHARES
NAME AND POSITION                                             SUBJECT TO OPTION
-----------------------------------------------------------  --------------------
Nonemployee Director Group
  (6 persons)                                                       30,000

     The affirmative vote of the holders of a majority of the Common Stock voting at the meeting in person or by proxy is required to approve the 1996 Director Plan. THE BOARD OF DIRECTORS RECOMMENDS VOTING 'FOR' APPROVAL OF THE 1996 DIRECTOR PLAN.

                  INFORMATION CONCERNING INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of MacDade, Abbott & Co. to serve as independent auditors for the Company for the current fiscal year. Representatives of MacDade, Abbott & Co. are expected to be present at the Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of the Company's Common Stock (collectively, the 'Reporting Persons') to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and from written representations received from the Reporting Persons, the Company believes that all filings required to be made by the Reporting Persons for the period January 1, 1995 through December 31, 1995 were made on a timely basis.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the annual meeting of shareholders in 1997 must be received by the Company at its principal office in West Chester, PA, no later than January 18, 1997 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                            SOLICITATION OF PROXIES

     The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company or its subsidiaries.

                           ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SEC FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO DONALD F.U. GOEBERT, PRESIDENT OF THE COMPANY, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                            OF DIRECTORS OF ADAGE, INC.

     The undersigned, a holder of Common Stock of ADAGE, INC., hereby constitutes and appoints DONALD F. U. GOEBERT and ROBERT T. HOLLAND, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company to be held on Wednesday, December 11, 1996 at 9:00 a.m., at The Holiday Inn West Chester, Route 202, 400 Willowbrook Lane, West Chester, Pennsylvania, and any adjournment or postponement thereof, and thereat to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, as follows:

     1. [ ] FOR all eight (8) nominees for director listed below.

        [ ] WITHHOLD AUTHORITY to vote for all eight (8) nominees for director listed below.

        [ ] FOR all eight (8) nominees for director listed below, EXCEPT WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S) WHOSE NAME(S) IS (ARE) LINED THROUGH. Nominees: Donald F.U. Goebert; Buck Scott; Robert L. MacDonald; Ralph R. Whitney, Jr.; Robert T. Holland; James C. Gale; Joel A. Schleicher; George N. Benjamin, III.

     2. To approve the Company's 1996 Stock Option Plan For Non-Employee Directors.

        [ ]  FOR   [ ] AGAINST   [ ] ABSTAIN

     3. To vote on such other business which may properly come before the meeting.

     Unless otherwise specified, the shares will be voted 'FOR' the election of all eight (8) nominees for director and 'FOR' the other proposals set forth above. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.

(Please sign and date on reverse side)

(Continued from other side)

     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF ADAGE, INC.

                                                  Date: _______________, 1996

                                                  ___________________________
                                                  Signature of Shareholder

                                                  ___________________________
                                                  Signature of Shareholder

     NOTE: Please sign this Proxy exactly as name(s) appear(s) in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. When stock is issued in the name of two or more persons, all such persons should sign.

PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.